Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054	Contact:
www.svb.com	Meghan O'Leary
Investor Relations
For release at 1:00 P.M. (Pacific Time)	IR@SVB.com
July 21, 2022	(408) 654-6364

NASDAQ: SIVB
SVB FINANCIAL GROUP ANNOUNCES 2022 SECOND QUARTER FINANCIAL RESULTS
Board of Directors declared a quarterly dividend on Series A, B, C, D and E Preferred Stock
SANTA CLARA, Calif. — July 21, 2022 — SVB Financial Group (NASDAQ: SIVB) today announced financial results for the second quarter ended June 30, 2022.
Consolidated net income available to common stockholders for the second quarter of 2022 was $333 million, or $5.60 per diluted common share, compared to $472 million, or $7.92 per diluted common share, for the first quarter of 2022 and $502 million, or $9.09 per diluted common share, for the second quarter of 2021. Consolidated net income available to common stockholders for the six months ended June 30, 2022 was $805 million, or $13.52 per diluted common share, compared to $1.0 billion, or $19.10 per diluted common share, for the comparable 2021 period.
"Challenges in the public markets are affecting liquidity flows to private companies, and that impact is being felt down the line in private company valuations, hiring and performance expectations," said Greg Becker, President and CEO of SVB Financial Group. "Such adjustments are a normal and necessary part of the innovation cycle and, although they have caused us to shift some of our near-term expectations, they have not changed our belief in the long-term growth opportunity represented by the innovation economy. We are confident we are in the right market with the right strategy for the long term."
Highlights of our second quarter of 2022 results (compared to first quarter 2022, unless otherwise noted) included:
•Average loans of $69.3 billion, an increase of $2.2 billion (or 3.3 percent).
•Period-end loans of $71.0 billion, an increase of $2.3 billion (or 3.3 percent).
•Average fixed income investment securities of $126.7 billion, an increase of $1.0 billion (or 0.8 percent).
•Period-end fixed income investment securities of $122.0 billion, a decrease of $2.7 billion (or 2.1 percent).
•Average total client funds (on-balance sheet deposits and off-balance sheet client investment funds) decreased $10.2 billion (or 2.6 percent) to $386.7 billion, which includes an increase in average on-balance sheet deposits of $1.3 billion (or 0.7 percent).
•Period-end total client funds decreased $18.2 billion (or 4.6 percent) to $379.2 billion, which includes a decrease in period-end on-balance sheet deposits of $10.2 billion (or 5.1 percent).
•Period-end SVB Private Assets Under Management (“AUM”) of $16.5 billion, a decrease of $2.5 billion.
•Issuance of $350 million 4.345% Senior Fixed Rate/Floating Rate Notes due April 2028 and $450 million 4.570% Senior Fixed Rate/Floating Rate Notes due April 2033.
•Net interest income (fully taxable equivalent basis) of $1.2 billion, an increase of $86 million (or 7.9 percent).
•Provision for credit losses was $196 million, compared to $11 million driven primarily by a higher weighting to our downturn outlook scenario to reflect a deterioration in economic conditions.
•Net loan charge-offs of $20 million, or 12 basis points of average total loans (annualized) compared to $8 million, or 5 basis points.
•Noninterest income of $362 million, a decrease of $155 million (or 30.0 percent). Non-GAAP core fee income increased $56 million (or 24.3 percent) to $286 million. Non-GAAP SVB Securities revenue increased $31 million (or 26.3 percent) to $149 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures.”)
•Net losses on investment securities of $157 million compared to net gains of $85 million. Non-GAAP net losses on investment securities, net of noncontrolling interests, were $137 million, compared to net gains of $67 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures.”)
•Net gains on equity warrant assets of $17 million, compared to $63 million.
•Noninterest expense of $848 million, a decrease of $25 million (or 2.9 percent).
•Operating efficiency ratio of 55.5 percent, compared to 54.6 percent, due to the decrease in noninterest income, driven primarily by net losses on investment securities, partially offset by an increase in net interest income.

Second Quarter 2022 Summary

(Dollars in millions, except share data, employees and ratios)	Three months ended					Six months ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Income statement:
Diluted earnings per common share	$5.60	$7.92	$6.22	$6.24	$9.09	$13.52	$19.10
Net income available to common stockholders	333	472	371	365	502	805	1,034
Net interest income	1,167	1,082	939	852	728	2,249	1,388
Provision for credit losses (1) (2)	196	11	48	21	35	207	54
Noninterest income	362	517	561	672	761	879	1,505
Noninterest expense	848	873	902	879	653	1,721	1,289
Non-GAAP core fee income (3)	286	230	216	204	172	516	331
Non-GAAP core fee income plus SVB Securities revenue (3)	435	348	361	311	292	783	617
Non-GAAP SVB Securities revenue (3)	149	118	145	107	120	267	286
Effective tax rate (4)	26.1%	26.1%	26.4%	27.6%	25.1%	26.1%	25.5%
Fully taxable equivalent:
Net interest income (5)	$1,177	$1,091	$947	$859	$735	$2,268	$1,400
Net interest margin	2.24%	2.13%	1.91%	1.95%	2.06%	2.19%	2.16%
Balance sheet:
Average total assets	$217,998	$216,068	$204,760	$182,690	$150,717	$217,038	$137,837
Average loans, amortized cost	69,263	67,070	62,573	59,291	49,812	68,172	48,056
Average available-for-sale securities	29,922	26,946	24,154	23,290	24,358	28,442	26,292
Average held-to-maturity securities	96,732	98,677	87,579	70,512	47,914	97,698	36,667
Average noninterest-bearing demand deposits	120,678	125,568	122,789	109,638	91,530	123,110	82,432
Average interest-bearing deposits	71,388	65,150	60,273	53,754	42,230	68,286	39,816
Average total deposits	192,066	190,718	183,062	163,392	133,760	191,396	122,248
Average short-term borrowings	3,607	3,136	145	99	39	3,373	26
Average long-term debt	3,122	2,570	2,380	1,936	1,604	2,847	1,384
Period-end total assets	214,389	220,355	211,478	190,996	163,399	214,389	163,399
Period-end loans, amortized cost	70,955	68,665	66,276	61,487	50,754	70,955	50,754
Period-end available-for-sale securities	26,223	25,991	27,221	22,984	23,876	26,223	23,876
Period-end held-to-maturity securities	95,814	98,707	98,195	82,365	59,992	95,814	59,992
Period-end non-marketable and other equity securities	2,645	2,605	2,543	2,485	1,943	2,645	1,943
Period-end noninterest-bearing demand deposits	113,969	127,997	125,851	115,388	101,259	113,969	101,259
Period-end interest-bearing deposits	73,976	70,137	63,352	55,794	44,579	73,976	44,579
Period-end total deposits	187,945	198,134	189,203	171,182	145,838	187,945	145,838
Period-end short-term borrowings	3,703	99	121	97	34	3,703	34
Period-end long-term debt	3,367	2,571	2,570	1,925	1,834	3,367	1,834
Off-balance sheet:
Average client investment funds	$194,637	$206,140	$207,578	$191,286	$174,327	$200,388	$162,954
Period-end client investment funds	191,244	199,216	210,086	200,234	183,167	191,244	183,167
Period-end assets under management	16,512	19,008	19,646	19,565	—	16,512	—
Total unfunded credit commitments	50,678	44,685	43,698	40,259	36,385	50,678	36,385
Earnings ratios:
Return on average assets (annualized) (6)	0.61%	0.89%	0.72%	0.79%	1.34%	0.75%	1.51%
Return on average SVBFG common stockholders’ equity (annualized) (7)	10.87	15.28	11.80	12.47	21.69	13.08	24.14
Asset quality ratios:
Allowance for credit losses for loans as a % of total loans	0.77%	0.61%	0.64%	0.65%	0.78%	0.77%	0.78
Allowance for credit losses for performing loans as a % of total performing loans	0.72	0.58	0.58	0.59	0.71	0.72	0.71
Gross loan charge-offs as a % of average total loans (annualized) (2)	0.13	0.11	0.06	0.13	0.12	0.12	0.46
Net loan charge-offs as a % of average total loans (annualized) (2)	0.12	0.05	0.01	0.07	0.10	0.08	0.43
Other ratios:
Operating efficiency ratio (8)	55.46%	54.60%	60.13%	57.68%	43.85%	55.02%	44.56%
Total cost of deposits (annualized) (9)	0.16	0.05	0.04	0.05	0.04	0.10	0.04
SVBFG CET 1 risk-based capital ratio	11.98	12.10	12.09	12.73	11.93	11.98	11.93
Bank CET 1 risk-based capital ratio	15.37	14.89	14.89	14.68	13.66	15.37	13.66
SVBFG tier 1 risk-based capital ratio	15.57	15.88	16.08	15.37	14.95	15.57	14.95

Bank tier 1 risk-based capital ratio	15.37	14.89	14.89	14.68	13.66	15.37	13.66
SVBFG total risk-based capital ratio	16.22	16.39	16.58	15.87	15.53	16.22	15.53
Bank total risk-based capital ratio	16.04	15.41	15.40	15.21	14.26	16.04	14.26
SVBFG tier 1 leverage ratio	7.73	7.70	7.93	7.77	7.77	7.73	7.77
Bank tier 1 leverage ratio	7.55	7.09	7.24	7.30	6.96	7.55	6.96
Period-end loans, amortized cost, to deposits ratio	37.75	34.66	35.03	35.92	34.80	37.75	34.80
Average loans, amortized cost, to average deposits ratio	36.06	35.17	34.18	36.29	37.24	35.62	39.31
Book value per common share (10)	$207.71	$209.62	$214.30	$208.53	$176.10	$207.71	$176.10
Tangible book value per common share (3) (11)	199.27	201.07	205.64	200.01	172.44	199.27	172.44
Other statistics:
Average full-time equivalent ("FTE") employees	7,528	6,975	6,431	6,024	4,808	7,251	4,705
Period-end full-time equivalent ("FTE") employees	7,743	7,149	6,567	6,208	4,932	7,743	4,932

(1)This metric for the quarter ended September 30, 2021 includes a post-combination provision of $46 million to record the allowance for credit losses for non-PCD loans and unfunded credit commitments acquired from Boston Private.
(2)This metric for the six months ended June 30, 2021 includes the impact of an $80 million charge-off related to fraudulent activity discussed in previous filings.
(3)To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures. A reconciliation of these non-GAAP measures to the most closely related GAAP measures is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”
(4)Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.
(5)Interest income on non-taxable investments is presented on a fully taxable equivalent basis using the federal statutory income tax rate of 21.0 percent. The taxable equivalent adjustments were $10 million, $9 million, $8 million, $7 million and $7 million for the quarters ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively. The taxable equivalent adjustments were $19 million and $12 million for the six months ended June 30, 2022 and June 30, 2021, respectively.
(6)Ratio represents annualized consolidated net income available to common stockholders divided by average assets.
(7)Ratio represents annualized consolidated net income available to common stockholders divided by average SVB Financial Group ("SVBFG") common stockholders’ equity.
(8)Ratio is calculated by dividing noninterest expense by total net interest income plus noninterest income.
(9)Ratio represents annualized total cost of deposits and is calculated by dividing interest expense from deposits by average total deposits.
(10)Book value per common share is calculated by dividing total SVBFG common stockholders’ equity by total outstanding common shares.
(11)Tangible book value per common share is calculated by dividing tangible common equity by total outstanding common shares. Tangible common equity is a non-GAAP measure defined under the section “Use of Non-GAAP Financial Measures.”
Investment Securities
Our investment securities portfolio is comprised of: (i) our available-for-sale ("AFS") and held-to-maturity ("HTM") securities portfolios, each consisting of fixed income investments which are managed to earn an appropriate portfolio yield over the long-term while maintaining sufficient liquidity and addressing our asset/liability management objectives; and (ii) our non-marketable and other equity securities portfolio, which primarily represents investments managed as part of our funds management business as well as public equity securities held as a result of equity warrant assets exercised.
The following table provides further details on our AFS and HTM securities portfolios:

	Available-for-sale securities			Held-to-maturity securities
	Three Months ended			Three Months ended
(Dollars in millions)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	March 31, 2022	June 30, 2021
Average balance	$29,922	$26,946	$24,358	$96,732	$98,677	$47,914
Period-end balance	26,223	25,991	23,876	95,814	98,707	59,992
Weighted-average duration (in years)	3.8	3.7	4.2	5.9	5.2	4.6
Weighted-average duration including fair value swaps (in years) (1)	3.3	3.1	2.4	N/A	N/A	N/A

(1)The total notional value of our pay-fixed, receive-floating interest rate swap fair value hedge contracts for AFS securities was $5.9 billion as of June 30, 2022 and March 31, 2022 and $12.8 billion as of June 30, 2021.
The period-end increase in AFS securities was driven by purchases of $4.7 billion of AFS securities, partially offset by the sale of $3.4 billion in treasury securities, a $622 million decrease in the fair value of our AFS securities portfolio, reflective of higher interest rates, as well as $391 million of paydowns and maturities of AFS securities during the quarter.
The period-end decrease in HTM securities was driven by $3.2 billion in paydowns and maturities, partially offset by $330 million in purchases.

The following table provides further details on our non-marketable securities portfolio:

(Dollars in millions)	June 30, 2022	March 31, 2022	June 30, 2021
GAAP non-marketable and other equity securities	$2,645	$2,605	$1,943
Less: investments in qualified affordable housing projects	1,134	957	696
Less: noncontrolling interests in non-marketable securities	358	389	298
Non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests (1)	$1,153	$1,259	$949

(1)Non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests is a non-GAAP measure defined under the section “Use of Non-GAAP Financial Measures.”
Loans
Average loans increased by $2.2 billion to $69.3 billion for the second quarter of 2022, compared to $67.1 billion for the first quarter of 2022. Period-end loans increased $2.3 billion to $71.0 billion at June 30, 2022, compared to $68.7 billion at March 31, 2022. Average and period-end loan growth was driven primarily by our Global Fund Banking portfolio, with continued growth in our Technology and Life Science/Healthcare and Private Bank loan portfolios.
The following table provides a summary of our loans at amortized cost basis broken out by class of financing receivable.

(Dollars in millions)	June 30, 2022	March 31, 2022	June 30, 2021
Global fund banking	$40,316	$39,344	$30,630
Investor dependent
Early stage	1,856	1,707	1,565
Growth stage	4,159	4,032	3,763
Total investor dependent	6,015	5,739	5,328
Cash flow dependent - SLBO	1,859	1,826	1,917
Innovation C&I	7,753	7,247	5,730
Private bank	9,770	9,235	5,297
CRE	2,617	2,595	—
Premium wine	1,065	997	1,002
Other C&I	1,136	1,175	—
Other	365	316	7
PPP	59	191	843
Total loans	$70,955	$68,665	$50,754
Net Interest Income and Margin
Net interest income, on a fully taxable equivalent basis, was $1.2 billion for the second quarter of 2022, compared to $1.1 billion for the first quarter of 2022. The $86 million increase was attributable primarily to the following:
•An increase of $84 million in interest income from loans due primarily to higher yields driven by the increase in market rates as well as growth in average loans of $2.2 billion.
•An increase of $52 million in interest income from our fixed income investment securities due primarily to an increase in yields reflective of a decrease in premium amortization as a result of higher rates reducing estimated prepayment speeds, higher yields on new purchases and a $1.0 billion increase in average fixed income securities. The overall increase in interest income was partially offset by,
•An increase of $67 million in interest expense due primarily to an increase in interest paid on our interest-bearing deposits driven by higher market rates.
Net interest margin, on a fully taxable equivalent basis, was 2.24 percent for the second quarter of 2022, compared to 2.13 percent for the first quarter of 2022. The 11 basis point increase in our net interest margin was due primarily to improved yields reflective of the higher rate environment and the decrease in premium amortization mentioned above, partially offset by the increase in interest-bearing deposit expense mentioned above.
For the second quarter of 2022, approximately 91 percent, or $63.0 billion, of our average loans were variable-rate loans that adjust at prescribed measurement dates. Of our variable-rate loans, approximately 67 percent are tied to prime-lending rates, 25 percent are tied to LIBOR and 8 percent are tied to alternate reference rates.
With the December 31, 2021 cessation of most global LIBOR rates including the 1-week and 2-month USD LIBOR tenors, SVB is offering products tied to alternate reference rates for clients today across USD (SOFR), GBP (SONIA), and EUR (€STR). For USD, SVB supports Term SOFR (1-,3-, and 6-month tenors) and Daily Simple SOFR conventions. We are currently focused on legacy contracts and continued migration away from LIBOR to alternate reference rates. SVB does not expect any material changes in net interest income or net interest expense from product spread adjustments as a result of offering alternative reference rates.
Credit Quality
The following table provides a summary of our allowance for credit losses for loans, unfunded credit commitments and HTM securities:

	Three months ended			Six months ended
(Dollars in millions, except ratios)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Allowance for credit losses for loans, beginning balance	$421	$422	$392	$422	$448
Provision for loans	146	8	16	154	50
Gross loan charge-offs	(22)	(18)	(15)	(40)	(110)
Loan recoveries	2	10	3	12	8
Foreign currency translation adjustments	(2)	(1)	—	(3)	—
Allowance for credit losses for loans, ending balance	$545	$421	$396	$545	$396
Allowance for credit losses for unfunded credit commitments, beginning balance	$175	$171	$105	171	121
Provision (reduction) for unfunded credit commitments	50	4	15	54	(1)
Foreign currency translation adjustments	(1)	—	—	(1)	—
Allowance for credit losses for unfunded credit commitments, ending balance (1)	$224	$175	$120	$224	$120
Allowance for credit losses for HTM securities, beginning balance	$6	$7	$1	7	—
(Reduction) provision for HTM securities	—	(1)	4	(1)	5
Allowance for credit losses for HTM securities, ending balance (2)	$6	$6	$5	$6	$5
Ratios and other information:
Provision for loans as a percentage of period-end total loans (annualized)	0.83%	0.05%	0.13%	0.44%	0.20%
Gross loan charge-offs as a percentage of average total loans (annualized)	0.13	0.11	0.12	0.12	0.46
Net loan charge-offs as a percentage of average total loans (annualized)	0.12	0.05	0.10	0.08	0.43
Allowance for credit losses for loans as a percentage of period-end total loans	0.77	0.61	0.78	0.77	0.78
Provision for credit losses	$196	$11	$35	$207	$54
Period-end total loans	70,955	68,665	50,754	70,955	50,754
Average total loans	69,263	67,070	49,812	68,172	48,056
Allowance for credit losses for nonaccrual loans	36	20	38	36	38
Nonaccrual loans	93	70	79	93	79

(1)The “allowance for credit losses for unfunded credit commitments” is included as a component of “other liabilities.”
(2)The "allowance for credit losses for HTM securities" is included as a component of HTM securities and presented net in our consolidated financial statements.

Our allowance for credit losses for loans increased $124 million to $545 million at June 30, 2022, compared to $421 million at March 31, 2022. As a percentage of total loans, our allowance for credit losses for loans increased 16 basis points to 0.77 percent at June 30, 2022, compared to 0.61 percent at March 31, 2022. Included in the 16 basis point increase in our allowance for credit losses for loans is an 8 basis point increase in reserves for the overall deterioration in economic conditions.
The provision for credit losses was $196 million for the second quarter of 2022, consisting of the following:
•A provision for credit loss for loans of $146 million, driven primarily by a deterioration in projected economic conditions. We assigned a higher weighting to our downturn outlook scenario to reflect our best estimate of projected economic conditions. The increased weighting applied to the downturn scenario accounted for $60 million of the provision, with an additional $29 million due primarily to rising risk ratings and increased weighted average loan lives. The provision also includes $18 million for loan growth, an additional $16 million in reserves for nonaccrual loans, and $20 million for charge-offs not previously reserved for.
•A provision for credit loss for unfunded credit commitments of $50 million, driven primarily by the same economic conditions described above. The provision includes $24 million from the adjustment in our scenario weightings, $17 million primarily from rising risk ratings and increased weighted average loan lives mentioned previously, and an additional $8 million for growth in our unfunded commitments.
•A provision for credit losses for HTM securities of less than $1 million, based on ongoing stability within the HTM bond portfolio.

Gross loan charge-offs were $22 million for the second quarter of 2022, of which $20 million was not specifically reserved for at March 31, 2022. Gross loan charge-offs were primarily driven by clients in our Technology and Life Sciences/Healthcare portfolios, including $13 million of charge-offs from Investor Dependent - Early Stage clients. Of the Early-Stage charge-offs, $6 million related to a single client.
Nonaccrual loans increased three basis points as a percentage of total loans to $93 million at June 30, 2022, compared to $70 million at March 31, 2022. The increase in nonaccrual loans was reflective of $59 million in new nonperforming loans, net of charge-offs, driven primarily by $40 million of additional Investor Dependent – Early Stage and Later Stage client loan balances, partially offset by a reduction of $21 million of Cash Flow Dependent – SLBO client loan balances. The allowance for credit losses for nonaccrual loans increased $16 million to $36 million in the second quarter of 2022. The increase is reflective primarily of higher expected loss associated with specific nonaccrual loans.

Client Funds
Our Total Client Funds consist of the sum of both our on-balance sheet deposits and off-balance sheet client investment funds. The following tables provide a summary of our average and period-end on-balance sheet deposits and off-balance sheet client investment funds:
Average On-Balance Sheet Deposits and Off-Balance Sheet Client Investment Funds (1)

	Average balances for the
	Three months ended			Six months ended
(Dollars in millions)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest-bearing deposits	$71,388	$65,150	$42,230	$68,286	$39,816
Noninterest bearing demand deposits	120,678	125,568	91,530	123,110	82,432
Total average on-balance sheet deposits	$192,066	$190,718	$133,760	$191,396	$122,248

Sweep money market funds	$95,178	$109,116	$82,573	$102,147	$74,856
Managed client investment funds (2)	85,292	84,467	77,733	84,879	75,106
Repurchase agreements	14,167	12,557	14,021	13,362	12,992
Total average off-balance sheet client investment funds	$194,637	$206,140	$174,327	$200,388	$162,954
Period-end On-Balance Sheet Deposits and Off-Balance Sheet Client Investment Funds (1)

	Period-end balances at
(Dollars in millions)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Interest-bearing deposits	$73,976	$70,137	$63,352	$55,794	$44,579
Noninterest-bearing demand deposits	113,969	127,997	125,851	115,388	101,259
Total period-end on-balance sheet deposits	$187,945	$198,134	$189,203	$171,182	$145,838

Sweep money market funds	$89,544	$102,550	$109,241	$105,163	$90,402
Managed client investment funds (2)	86,849	83,988	85,475	81,503	78,698
Repurchase agreements	14,851	12,678	15,370	13,568	14,067
Total period-end off-balance sheet client investment funds	$191,244	$199,216	$210,086	$200,234	$183,167

(1)Off-Balance sheet client investment funds are maintained at third-party financial institutions.
(2)These funds represent investments in third-party money market mutual funds and fixed income securities managed by SVB Asset Management.

Average Total Client Funds decreased by $10.2 billion to $386.7 billion for the second quarter of 2022, compared to $396.9 billion for the first quarter of 2022. Period-end Total Client Funds decreased $18.2 billion to $379.2 billion at June 30, 2022, compared to $397.4 billion at March 31, 2022. The decreases in our average and period-end Total Client Funds from the first quarter of 2022 to the second quarter of 2022 is reflective of the slowdown in public and private fundraising and exits resulting from persistent market volatility as well as increased client cash burn rates.

SVB Private Assets Under Management ("AUM")
AUM consists of SVB Private's (formerly known as SVB Private Bank) client investment account balances and generated fee income included in financial statement line item wealth management and trust fees included in our consolidated statements of income. The decrease in SVB Private AUM was driven by unfavorable market returns due to market volatility as well as net outflows. The following table summarizes the activity relating to AUM for the three months ended June 30, 2022 and March 31, 2022, respectively:

	Three months ended
(Dollars in millions)	June 30, 2022	March 31, 2022
Beginning balance	$19,008	$19,646
Net flows	(539)	264
Market returns	(1,957)	(902)
Ending balance	$16,512	$19,008
Noninterest Income
Noninterest income was $362 million for the second quarter of 2022, compared to $517 million for the first quarter of 2022. The decrease in noninterest income was primarily driven by net losses on investment securities as well as lower net gains on equity warrant assets, partially offset by increases in client investment fees, investment banking revenue and gains from changes in the fair value of hedge instruments included in other noninterest income.
Items impacting noninterest income for the second quarter of 2022 were as follows:
Net (losses) gains on investment securities
The following tables provide a summary of non-GAAP net gains on investment securities, net of noncontrolling interests, for the three months ended June 30, 2022 and March 31, 2022, respectively:

	Three months ended June 30, 2022
(Dollars in millions)	Managed Funds of Funds	Managed Direct Venture Funds	Managed Credit Funds	Public Equity Securities	Sales of AFS Securities	Strategic and Other Investments	SVB Securities	Total
GAAP (losses) gains on investment securities, net	$(83)	$—	$3	$(6)	$(1)	$(46)	$(24)	$(157)
Less: income attributable to noncontrolling interests, including carried interest allocation	(19)	2	—	—	—	—	(3)	(20)
Non-GAAP (losses) gains on investment securities, net of noncontrolling interests	$(64)	$(2)	$3	$(6)	$(1)	$(46)	$(21)	$(137)

	Three months ended March 31, 2022
(Dollars in millions)	Managed Funds of Funds	Managed Direct Venture Funds	Managed Credit Funds	Public Equity Securities	Sales of AFS Securities	Strategic and Other Investments	SVB Securities	Total
GAAP gains (losses) on investment securities, net	$46	$15	$6	$(32)	$49	$2	$(1)	$85
Less: income attributable to noncontrolling interests, including carried interest allocation	15	2	1	—	—	—	—	18
Non-GAAP gains (losses) on investment securities, net of noncontrolling interests	$31	$13	$5	$(32)	$49	$2	$(1)	$67

Non-GAAP net losses on investment securities, net of noncontrolling interests of $137 million for the second quarter of 2022 were driven primarily by valuation losses in our managed funds of funds, strategic and other investments and SVB Securities portfolios reflective of current market conditions. Total net losses of $129 million ($110 million, net of noncontrolling interests) in our managed funds of funds and strategic and other investment portfolios include a total downward valuation adjustment of $48 million ($32 million, net of noncontrolling interests) for illiquid investments held in the funds of funds and strategic and other investments portfolios to reflect the current market environment. Net losses in our managed funds of funds portfolio are also partially offset by gains of $35 million, included in other noninterest income, for the change in fair value of hedge instruments for certain funds.

Net gains on equity warrant assets
The following table provides a summary of our net gains on equity warrant assets:

	Three months ended			Six months ended
(Dollars in millions)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Equity warrant assets:
Gains on exercises, net	$9	$12	$78	$28	$251
Terminations	(1)	(1)	(1)	(2)	(1)
Changes in fair value, net	9	52	45	54	94
Total net gains on equity warrant assets	$17	$63	$122	$80	$344
Net gains on equity warrant assets for the second quarter of 2022 were driven by $9 million in gains on exercises of warrants mainly by M&A activity and $9 million in net valuation increases driven by private company valuation updates. Net gains on equity warrant assets for the second quarter of 2022 include a downward valuation adjustment of $8 million, reflective of current market volatility.
At June 30, 2022, we held warrants in 2,905 companies with a total fair value of $322 million. Warrants in 51 companies each had fair values greater than $1 million and collectively represented $166 million, or 51.7 percent, of the fair value of the total warrant portfolio at June 30, 2022.
The gains (or losses) from investment securities from our non-marketable and other equity securities portfolio as well as our equity warrant assets resulting from changes in valuations (fair values) are currently unrealized, and the extent to which such gains (or losses) will become realized is subject to a variety of factors, including, among other things, performance of the underlying portfolio companies, investor demand for IPOs and SPACs, fluctuations in the underlying valuation of these companies, levels of M&A activity and legal and contractual restrictions on our ability to sell the underlying securities.
Non-GAAP core fee income plus non-GAAP SVB Securities revenue
The following table provides a summary of our non-GAAP core fee income, non-GAAP SVB Securities revenue and non-GAAP core fee income plus SVB Securities revenue:

	Three months ended			Six months ended
(Dollars in millions)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Non-GAAP core fee income:
Client investment fees	$83	$35	$15	$118	$35
Wealth management and trust fees	22	22	—	44	—
Foreign exchange fees	69	73	67	142	124
Credit card fees	40	37	31	77	59
Deposit service charges	32	30	28	62	53
Lending related fees	26	19	18	45	34
Letters of credit and standby letters of credit fees	14	14	13	28	26
Total non-GAAP core fee income	$286	$230	$172	$516	$331
Investment banking revenue	125	93	103	218	245
Commissions	24	25	17	49	41
Total non-GAAP SVB Securities revenue	$149	$118	$120	$267	$286
Total non-GAAP core fee income plus SVB Securities revenue	$435	$348	$292	$783	$617
Non-GAAP core fee income increased from the first quarter of 2022 to the second quarter of 2022 primarily reflective of an increase in client investment fees. The increase in client investment fees of $48 million is reflective of improved fee margins resulting from higher short-term interest rates driven by the May and June Federal Funds Rate increases.
Non-GAAP SVB Securities revenue increased $31 million from the first quarter of 2022 to the second quarter of 2022 driven by an increase in advisory transactions as well as equity capital markets transactions.
Reconciliations of our non-GAAP net gains on investment securities, non-GAAP core fee income, non-GAAP SVB Securities revenue and non-GAAP core fee income plus SVB Securities revenue are provided under the section “Use of Non-GAAP Financial Measures.”
Noninterest Expense
Noninterest expense was $848 million for the second quarter of 2022, compared to $873 million for the first quarter of 2022. The decrease of $25 million from the prior quarter was attributable primarily to a decrease in our compensation and benefits expense partially offset by increases in our professional services expense, business development and travel expense and other noninterest expense.

The following table provides a summary of our compensation and benefits expense:

	Three months ended			Six months ended
(Dollars in millions, except employees)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Compensation and benefits:
Salaries and wages	$264	$236	$146	$500	$309
Incentive compensation plans	117	194	162	311	312
Other employee incentives and benefits (1)	121	154	117	275	249
Total compensation and benefits	$502	$584	$425	$1,086	$870
Period-end full-time equivalent employees	7,743	7,149	4,932	7,743	4,932
Average full-time equivalent employees	7,528	6,975	4,808	7,251	4,705

(1)Other employee incentives and benefits expense includes employer payroll taxes, group health and life insurance, share-based compensation, 401(k), ESOP, warrant incentive and retention plans, agency fees and other employee-related expenses.
The $82 million decrease in total compensation and benefits expense consists primarily of the following:
•A decrease of $77 million in incentive compensation plans expense attributable to a decrease in our incentive compensation plan accrual as a result of our updated financial outlook,
•A decrease of $33 million in other employee incentives and benefits driven by higher seasonal expense items in the first quarter relating to 401(k) matching contributions and employer-related payroll taxes, partially offset by
•An increase of $28 million in salaries and wages expense primarily due to an increase in FTEs as we continue to invest in our revenue-generating lines of business and support functions and the full quarter impact of annual merit increases.
Professional services expense increased primarily due to increased consulting fees associated with our initiatives related to our regulatory programs.
Business development and travel expense increased primarily due to the continued easing of COVID-19 restrictions on in-person meetings and travel.
Other noninterest expense increased primarily due to higher advertising and promotional expenses, lending, deposit and other client-related processing costs and charitable donations expenses.
SVBFG Stockholders’ Equity
Total SVBFG stockholders’ equity decreased by $62 million to $15.9 billion at June 30, 2022, compared to $16.0 billion at March 31, 2022. The decrease was driven primarily by other comprehensive income from unrealized losses recorded on AFS securities, net of tax, reflective of an increase in market rates. The decrease was further offset by an increase in the fair value of hedging instruments. The following table provides a summary of the changes in SVBFG stockholders' equity during the quarter:

(Dollars in millions)
Beginning balance at March 31, 2022	$15,980
Net income available to common stockholders (1)	333
Other comprehensive income	(438)
Other	43
Ending balance at June 30, 2022	$15,918

(1)Excludes $40 million of preferred dividends paid during the second quarter of 2022.
Preferred Stock
On July 21, 2022, the Company's Board of Directors declared the following quarterly preferred stock dividends payable on August 15, 2022 to holders of record at the close of business on August 1, 2022:

	Cash dividend	Cash dividend per depositary share
Series A Preferred Stock	$13.125	$0.328125
Series B Preferred Stock	1,025.00	10.25
Series C Preferred Stock	1,000.00	10.00
Series D Preferred Stock	1,062.50	10.625
Series E Preferred Stock	1,175.00	11.75

SVB Financial and Bank Capital Ratios(1)

	June 30, 2022	March 31, 2022	June 30, 2021
SVB Financial:
CET 1 risk-based capital ratio	11.98%	12.10%	11.93%
Tier 1 risk-based capital ratio	15.57	15.88	14.95
Total risk-based capital ratio	16.22	16.39	15.53
Tier 1 leverage ratio	7.73	7.70	7.77
Tangible common equity to tangible assets ratio (2)	5.50	5.38	5.76
Tangible common equity to risk-weighted assets ratio (2)	10.84	11.30	12.02
Silicon Valley Bank:
CET 1 risk-based capital ratio	15.37%	14.89%	13.66%
Tier 1 risk-based capital ratio	15.37	14.89	13.66
Total risk-based capital ratio	16.04	15.41	14.26
Tier 1 leverage ratio	7.55	7.09	6.96
Tangible common equity to tangible assets ratio (2)	7.15	6.57	6.47
Tangible common equity to risk-weighted assets ratio (2)	14.22	14.07	13.76

(1)Regulatory capital ratios as of June 30, 2022 are preliminary.
(2)These are non-GAAP measures. A reconciliation of non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”
June 30, 2022 Preliminary Results
As of June 30, 2022, Common Equity Tier 1 and total risk-based capital ratios for SVB Financial and Silicon Valley Bank increased reflective of increases in regulatory capital outpacing increases in risk-weighted assets. The increase in regulatory capital for SVB Financial was driven primarily by net income and an increase in the allowance for credit losses, partially offset by preferred stock dividends. The increase in regulatory capital for Silicon Valley Bank was driven by a downstream capital infusion from our bank holding company during the second quarter of 2022, net income and an increase in the allowance for credit losses. The increase in risk-weighted assets for both SVB Financial and Silicon Valley Bank were driven primarily by growth in our loan portfolios and other assets.
The increase in our Tier 1 leverage ratios for SVB Financial and Silicon Valley Bank are reflective of the growth in regulatory capital outpacing growth in average assets. The increase in regulatory capital for SVB Financial was driven primarily by net income while the increase in regulatory capital for Silicon Valley Bank was driven by a downstream capital infusion from our bank holding company during the second quarter of 2022 and net income. The increase in average assets for both SVB Financial and Silicon Valley Bank was driven primarily by growth in our loan portfolio and other assets.
All of our reported capital ratios remain above the levels considered to be “well capitalized” under applicable banking regulations.
Subsequent Event
During July 2022, we terminated all of our last of layer AFS fair value hedges to reduce asset sensitivity. This termination resulted in a $313 million gain which will be amortized into interest income over the life of the underlying hedged securities, which is approximately 7 years.

Financial Outlook for the Year Ending December 31, 2022
Our outlook for the year ending December 31, 2022 is provided below on a GAAP basis, unless otherwise noted. We have provided our current outlook for the expected full year results of our significant forecasted activities based on management's assumptions and current expectations. Except for the items noted below, we do not provide an outlook for certain items (such as gains or losses from warrants and investment securities) where the timing or financial impact are particularly uncertain and/or subject to market or other conditions beyond our control (such as the level of IPO, SPAC, M&A or general financing activity), or for potential unusual or non-recurring items. The outlook and the underlying assumptions presented are, by their nature, forward-looking statements and are subject to substantial risks and uncertainties, including risks and uncertainties related to a material deterioration in the overall economy, the COVID-19 pandemic and related government actions, geopolitical instability, and other factors which are discussed below under the section “Forward-Looking Statements.” Actual results may differ. (For additional information about our financial outlook, please refer to Q2 2022 Earnings Slides. See "Additional Information" below.)
For the full year ending December 31, 2022, compared to our full year 2021 results, we currently expect the following outlook (please note that the outlook below does not include and/or take into account: (i) changes in interest rates, including, but not limited to, changes in the Federal Funds or alternative reference rates, (ii) regulatory/policy changes under the current U.S. government administration, or (iii) adverse developments with respect to U.S. or global economic or geopolitical conditions and includes management's updates to certain 2022 outlook metrics we had previously disclosed on April 21, 2022):

	Prior full year 2022 outlook compared to 2021 results (as of April 21, 2022)	Current full year 2022 outlook compared to 2021 results (as of July 21, 2022)
Average loan balances	Mid-thirties growth	High twenties growth
Average deposit balances	Low forties growth	High twenties growth
Net interest income (1)	Low fifties growth	Mid-forties growth
Net interest margin (1)	2.10% — 2.20%	2.15% — 2.25%
Net loan charge-offs	0.15% — 0.35% of average loans	0.15% — 0.35% of average loans
Core fee income (client investment fees, wealth management and trust fees, foreign exchange fees, credit card fees, deposit service charges, lending related fees and letters of credit fees) (2)	Mid-forties growth	Mid-fifties growth
SVB Securities revenue (2)	$500 million — $550 million	$460 million — $500 million
Noninterest expense excluding merger-related charges (3) (4)	High twenties growth	Low twenties growth
Effective tax rate (5)	25% — 27%	25% — 27%

(1)Our outlook for net interest income and net interest margin is based primarily on management's current forecast of average deposit and loan balances and deployment of surplus cash into investment securities. Such forecasts are subject to change, and actual results may differ, based on market conditions, a material deterioration in the overall economy, COVID-19 pandemic and its effects on the economic and business environments in which we operate, actual prepayment rates, geopolitical instability and other factors described under the section "Forward-Looking Statements" below.
(2)Core fee income and SVB Securities revenue are each non-GAAP measures, which collectively represent noninterest income, but exclude certain line items where performance is typically subject to market or other conditions beyond our control. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of non-GAAP core fee income and non-GAAP SVB Securities revenue to GAAP noninterest income for fiscal year ending 2022 is included in this release, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. See "Use of Non-GAAP Financial Measures" at the end of this release for further information regarding the calculation and limitations of this measure. Core fee income does not include SVB Securities revenue. SVB Securities revenue represents investment banking revenue and commissions.
(3)Our outlook for noninterest expense is partly based on management's current forecast of performance-based incentive compensation expenses. Such forecasts are subject to change, and actual results may differ, based on our performance relative to our internal performance targets.
(4)Excludes $40 million estimated of pre-tax merger-related charges ($30 million in the first half of 2022 with the remainder in the second half of 2022).
(5)Our outlook for our effective tax rate is based on management's current assumptions with respect to, among other things, SVB Financial Group's earnings, state income tax levels, tax deductions and estimated performance-based compensation activity and does not include assumptions for potential future tax rate changes.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are statements that are not historical facts, such as forecasts of our future financial results and condition, expectations for our operations and business, and our underlying assumptions of such forecasts and expectations. In addition, forward-looking statements generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. In this release, including our CEO's statement and in the section “Financial Outlook for the Year Ending December 31, 2022,” we make forward-looking statements discussing management’s expectations for 2022 about, among other things, economic conditions; the continuing and potential effects of the COVID-19 pandemic; opportunities in the market; the outlook on our clients' performance; our financial, credit, and business performance, including loan growth, loan mix and loan yields; deposit growth; expense levels; our expected effective tax rate; accounting impacts; and financial results (and the components of such results).
Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others:
•market and economic conditions (including elevated inflation levels, sustained interest rate increases, the general condition of the capital and equity markets, private equity and venture capital investment, IPO, secondary offering, SPAC fundraising, M&A and other financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments);
•disruptions to the financial markets as a result of the current or anticipated impact of military conflict, including the ongoing military conflict between Russia and Ukraine, terrorism and other geopolitical events;
•the COVID-19 pandemic, including COVID-19 variants and their effects on the economic and business environments in which we operate, and its effects on our operations, including, as a result of, prolonged work-from-home arrangements;
•the impact of changes from the Biden-Harris administration and the U.S. Congress on the economic environment, capital markets and regulatory landscape, including monetary, tax and other trade policies, as well as changes in personnel at the bank regulatory agencies;
•changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs;
•the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios;
•the adequacy of our allowance for credit losses and the need to make provisions for credit losses for any period;
•the sufficiency of our capital and liquidity positions;
•changes in the levels of our loans, deposits and client investment fund balances;
•changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets;
•variations from our expectations as to factors impacting our cost structure;
•changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity;
•variations from our expectations as to factors impacting the timing and level of employee share-based transactions;
•the occurrence of fraudulent activity, including breaches of our information security or cyber security-related incidents;
•business disruptions and interruptions due to natural disasters and other external events;
•the impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;
•the expansion of our business internationally, and the impact of geopolitical events and international market and economic events on us;
•the effectiveness of our risk management framework and quantitative models;

•our ability to maintain or increase our market share, including through successfully implementing our business strategy and undertaking new business initiatives, including through the continuing integration of Boston Private, the expansion of SVB Private and the growth and expansion of SVB Securities;
•greater than expected costs or other difficulties related to the continuing integration of our business and that of Boston Private;
•variations from our expectations as to the amount and timing of business opportunities, growth prospects and cost savings associated with the acquisition of Boston Private;
•the inability to retain existing Boston Private clients and employees following the Boston Private acquisition;
•unfavorable resolution of legal proceedings or claims, as well as legal or regulatory proceedings or governmental actions;
•variations from our expectations as to factors impacting our estimate of our full-year effective tax rate;
•changes in applicable accounting standards and tax laws; and
•regulatory or legal changes and their impact on us.
For additional information about these and other factors, please refer to our public reports filed with the U.S. Securities and Exchange Commission, including under the caption "Risk Factors" in our most recent Annual Report filed on Form 10-K. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.
Earnings Conference Call
On Thursday, July 21, 2022, we will host a conference call at 3:00 p.m. (Pacific Time) to discuss the financial results for the quarter ended June 30, 2022. The conference call can be accessed by dialing (888) 330-3016 or (646) 960-0828 and entering the confirmation number "5682116". A live webcast of the audio portion of the call can be accessed on the Investor Relations section of our website at www.svb.com. A replay of the audio webcast will also be available on www.svb.com for 12 months beginning on July 21, 2022.
Additional Information
For additional information about our business, financial results for the second quarter 2022 and financial outlook, please refer to our Q2 2022 Earnings Slides and Q2 2022 CEO Letter, which are available on the Investor Relations section of our website at www.svb.com. These materials should be read together with this release, and include important supplemental information including key considerations that may impact our financial outlook.
About SVB Financial Group
SVB is the financial partner of the innovation economy, helping individuals, investors and the world’s most innovative companies achieve their ambitious goals. SVB’s businesses - Silicon Valley Bank, SVB Capital, SVB Private and SVB Securities - together offer the services that dynamic and fast-growing clients require as they grow, including commercial banking, venture investing, wealth planning and investment banking. Headquartered in Santa Clara, California, SVB operates in centers of innovation around the world. Learn more at svb.com/global.
SVB Financial Group (Nasdaq: SIVB) is the holding company for all business units and groups. © 2022 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB SECURITIES, SVB PRIVATE, SVB CAPITAL and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended			Six months ended
(Dollars in millions, except share data)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest income:
Loans	$654	$570	$472	$1,224	$903
Investment securities:
Taxable	562	511	251	1,073	475
Non-taxable	35	35	24	70	45
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities	23	6	4	29	7
Total interest income	1,274	1,122	751	2,396	1,430
Interest expense:
Deposits	77	22	12	99	22
Borrowings	30	18	11	48	20
Total interest expense	107	40	23	147	42
Net interest income	1,167	1,082	728	2,249	1,388
Provision for credit losses	196	11	35	207	54
Net interest income after provision for credit losses	971	1,071	693	2,042	1,334
Noninterest income:
Gains/(loss) on investment securities, net	(157)	85	305	(72)	472
Gains on equity warrant assets, net	17	63	122	80	344
Client investment fees	83	35	15	118	35
Wealth management and trust fees	22	22	—	44	—
Foreign exchange fees	69	73	67	142	124
Credit card fees	40	37	31	77	59
Deposit service charges	32	30	28	62	53
Lending related fees	26	19	18	45	34
Letters of credit and standby letters of credit fees	14	14	13	28	26
Investment banking revenue	125	93	103	218	245
Commissions	24	25	17	49	41
Other	67	21	42	88	72
Total noninterest income	362	517	761	879	1,505
Noninterest expense:
Compensation and benefits	502	584	425	1,086	870
Professional services	132	106	97	238	178
Premises and equipment	60	58	37	118	70
Net occupancy	26	23	17	49	35
Business development and travel	27	14	3	41	7
FDIC and state assessments	16	16	10	32	20
Merger-related charges	16	16	19	32	19
Other	69	56	45	125	90
Total noninterest expense	848	873	653	1,721	1,289
Income before income tax expense	485	715	801	1,200	1,550
Income tax expense	132	182	173	314	360
Net income before noncontrolling interests and dividends	353	533	628	886	1,190
Net (income)/loss attributable to noncontrolling interests	20	(18)	(113)	2	(138)
Preferred stock dividends	(40)	(43)	(13)	(83)	(18)
Net income available to common stockholders	$333	$472	$502	$805	$1,034
Earnings per common share—basic	$5.65	$8.03	$9.23	$13.68	$19.40
Earnings per common share—diluted	5.60	7.92	9.09	13.52	19.10
Weighted average common shares outstanding—basic	58,934,849	58,800,492	54,352,725	58,868,041	53,272,389
Weighted average common shares outstanding—diluted	59,454,379	59,599,016	55,151,596	59,530,315	54,115,083

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions, except par value and share data)	June 30, 2022	March 31, 2022	June 30, 2021
Assets:
Cash and cash equivalents	$15,398	$20,606	$23,959
Available-for-sale securities, at fair value (cost $28,141, $27,287 and $23,776, respectively)	26,223	25,991	23,876
Held-to-maturity securities, at amortized cost and net of allowance for credit losses of $6, $6 and $5 (fair value of $84,579, $91,667 and $60,107), respectively	95,814	98,707	59,992
Non-marketable and other equity securities	2,645	2,605	1,943
Investment securities	124,682	127,303	85,811
Loans, amortized cost	70,955	68,665	50,754
Allowance for credit losses: loans	(545)	(421)	(396)
Net loans	70,410	68,244	50,358
Premises and equipment, net of accumulated depreciation and amortization	294	283	196
Goodwill	375	375	143
Other intangible assets, net	148	154	57
Lease right-of-use assets	305	302	225
Accrued interest receivable and other assets	2,777	3,088	2,650
Total assets	$214,389	$220,355	$163,399
Liabilities and total equity:
Liabilities:
Noninterest-bearing demand deposits	$113,969	$127,997	$101,259
Interest-bearing deposits	73,976	70,137	44,579
Total deposits	187,945	198,134	145,838
Short-term borrowings	3,703	99	34
Lease liabilities	377	374	277
Other liabilities	2,721	2,817	3,449
Long-term debt	3,367	2,571	1,834
Total liabilities	198,113	203,995	151,432
SVBFG stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; 383,500 shares, 383,500 shares and 367,500 shares issued and outstanding, respectively	3,646	3,646	2,064
Common stock, $0.001 par value, 150,000,000 shares authorized; 59,081,326 shares, 58,840,156 shares and 54,530,307 shares issued and outstanding, respectively	—	—	—
Additional paid-in capital	5,223	5,180	2,755
Retained earnings	8,247	7,914	6,706
Accumulated other comprehensive (loss) income	(1,198)	(760)	142
Total SVBFG stockholders’ equity	15,918	15,980	11,667
Noncontrolling interests	358	380	300
Total equity	16,276	16,360	11,967
Total liabilities and total equity	$214,389	$220,355	$163,399
x198113

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Three months ended
	June 30, 2022			March 31, 2022			June 30, 2021
(Dollars in millions, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal reserve deposits, federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$14,799	$23	0.63%	$14,800	$6	0.16%	$21,069	$4	0.08%
Investment securities: (2)
Available-for-sale securities:
Taxable	29,922	122	1.63	26,946	86	1.30	24,358	73	1.20
Held-to-maturity securities:
Taxable	89,698	440	1.97	91,758	425	1.88	43,352	178	1.65
Non-taxable (3)	7,034	45	2.54	6,919	44	2.57	4,562	31	2.73
Total loans, amortized cost (4) (5)	69,263	654	3.78	67,070	570	3.45	49,812	472	3.80
Total interest-earning assets	210,716	1,284	2.44	207,493	1,131	2.21	143,153	758	2.12
Cash and due from banks	2,500			3,475			2,108
Allowance for credit losses: loans	(442)			(432)			(411)
Other assets (6)	5,224			5,532			5,867
Total assets	$217,998			$216,068			$150,717
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$11,928	$24	0.79%	$6,059	$1	0.07%	$3,096	$1	0.11%
Money market deposits	54,525	45	0.33	55,163	19	0.14	36,452	10	0.11
Money market deposits in foreign offices	1,163	1	0.26	776	—	0.03	787	—	0.01
Time deposits	2,722	7	1.10	2,116	2	0.39	631	1	0.37
Sweep deposits in foreign offices	1,050	—	0.03	1,036	—	0.01	1,264	—	0.01
Total interest-bearing deposits	71,388	77	0.43	65,150	22	0.14	42,230	12	0.11
Short-term borrowings	3,607	8	0.85	3,136	1	0.18	39	—	0.19
Long-term debt	3,122	22	2.91	2,570	17	2.55	1,604	11	2.75
Total interest-bearing liabilities	78,117	107	0.55	70,856	40	0.23	43,873	23	0.21
Portion of noninterest-bearing funding sources	132,599			136,637			99,280
Total funding sources	210,716	107	0.20	207,493	40	0.08	143,153	23	0.06
Noninterest-bearing funding sources:
Demand deposits	120,678			125,568			91,530
Other liabilities	2,894			3,100			4,200
Preferred stock	3,647			3,646			1,610
SVBFG common stockholders’ equity	12,286			12,530			9,283
Noncontrolling interests	376			368			221
Portion used to fund interest-earning assets	(132,599)			(136,637)			(99,280)
Total liabilities and total equity	$217,998			$216,068			$150,717
Net interest income and margin		$1,177	2.24%		$1,091	2.13%		$735	2.06%
Total deposits	$192,066			$190,718			$133,760
Average SVBFG common stockholders’ equity as a percentage of average assets			5.64%			5.80%			6.16%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(10)			(9)			(7)
Net interest income, as reported		$1,167			$1,082			$728

(1)Includes average interest-earning deposits in other financial institutions of $5.1 billion, $5.2 billion and $1.9 billion; and $9.3 billion, $9.2 billion and $16.7 billion deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate, for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(2)Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income or loss.
(3)Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 21.0 percent for all periods presented.
(4)Nonaccrual loans are reflected in the average balances of loans.
(5)Interest income includes loan fees of $48 million, $50 million and $68 million for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(6)Average investment securities of $1.0 billion, $2.1 billion and $3.4 billion for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively, were classified as other assets as they are noninterest-earning assets. These investments consist primarily of non-marketable and other equity securities.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Six months ended
	June 30, 2022			June 30, 2021
(Dollars in millions, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$14,800	$29	0.40%	$19,635	$7	0.07%
Investment securities: (2)
Available-for-sale securities:
Taxable	28,442	208	1.48	26,292	197	1.51
Held-to-maturity securities:
Taxable	90,722	865	1.92	32,531	278	1.72
Non-taxable (3)	6,976	89	2.56	4,136	57	2.78
Total loans, amortized cost (4) (5)	68,172	1,224	3.62	48,056	903	3.79
Total interest-earning assets	209,112	2,415	2.33	130,650	1,442	2.22
Cash and due from banks	2,985			1,823
Allowance for credit losses for loans	(437)			(448)
Other assets (6)	5,378			5,812
Total assets	$217,038			$137,837
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$9,009	$25	0.55%	$3,377	$2	0.10%
Money market deposits	54,842	64	0.23	33,721	19	0.11
Money market deposits in foreign offices	971	1	0.17	830	—	0.04
Time deposits	2,421	9	0.79	644	1	0.35
Sweep deposits in foreign offices	1,043	—	0.02	1,244	—	0.02
Total interest-bearing deposits	68,286	99	0.29	39,816	22	0.11
Short-term borrowings	3,373	9	0.54	26	—	0.16
Long-term debt	2,847	39	2.75	1,384	20	2.91
Total interest-bearing liabilities	74,506	147	0.40	41,226	42	0.21
Portion of noninterest-bearing funding sources	134,606			89,424
Total funding sources	209,112	147	0.14	130,650	42	0.06
Noninterest-bearing funding sources:
Demand deposits	123,110			82,432
Other liabilities	2,996			4,111
Preferred stock	3,647			1,216
SVBFG common stockholders’ equity	12,407			8,636
Noncontrolling interests	372			216
Portion used to fund interest-earning assets	(134,606)			(89,424)
Total liabilities and total equity	$217,038			$137,837
Net interest income and margin		$2,268	2.19%		$1,400	2.16%
Total deposits	$191,396			$122,248
Average SVBFG stockholders’ equity as a percentage of average assets			5.72%			6.27%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(19)			(12)
Net interest income, as reported		$2,249			$1,388

(1)Includes average interest-earning deposits in other financial institutions of $5.2 billion and $1.8 billion for the six months ended June 30, 2022 and June 30, 2021, respectively. The balance also includes $9.3 billion and $15.8 billion deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate for the six months ended June 30, 2022 and June 30, 2021, respectively.
(2)Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income or loss.
(3)Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 21.0 percent for all periods presented.
(4)Nonaccrual loans are reflected in the average balances of loans.
(5)Interest income includes loan fees of $99 million and $126 million for the six months ended June 30, 2022 and June 30, 2021, respectively.
(6)Average investment securities of $1.5 billion and $3.4 billion for the six months ended June 30, 2022 and June 30, 2021, respectively, were classified as other assets as they are noninterest-earning assets. These investments consisted primarily of non-marketable and other equity securities.

Reconciliation of Basic and Diluted Weighted Average Common Shares Outstanding

	Three months ended			Six months ended
(Shares in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Weighted average common shares outstanding—basic	58,935	58,800	54,353	58,868	53,272
Effect of dilutive securities:
Stock options and employee stock purchase plan	192	261	272	221	274
Restricted stock units	327	538	527	441	569
Total effect of dilutive securities	519	799	799	662	843
Weighted average common shares outstanding—diluted	59,454	59,599	55,152	59,530	54,115
Credit Quality

(Dollars in millions, except ratios)	June 30, 2022	March 31, 2022	June 30, 2021
Nonaccrual, past due and restructured loans:
Nonaccrual loans	$93	$70	$79
Loans past due 90 days or more still accruing interest	—	2	3
Total nonperforming loans	93	72	82
OREO and other foreclosed assets	1	1	1
Total nonperforming assets	$94	$73	$83
Nonaccrual loans as a percentage of total loans	0.13%	0.10%	0.16%
Nonperforming loans as a percentage of total loans	0.13%	0.10%	0.16%
Nonperforming assets as a percentage of total assets	0.04	0.03	0.05
Allowance for credit losses for loans	$545	$421	$396
As a percentage of total loans	0.77%	0.61%	0.78%
As a percentage of total nonperforming loans	586.02	584.72	482.93
Allowance for credit losses for nonaccrual loans	$36	$20	$38
As a percentage of total loans	0.05%	0.03%	0.07%
As a percentage of total nonperforming loans	38.71	27.78	46.34
Allowance for credit losses for total performing loans	$509	$401	$358
As a percentage of total loans	0.72%	0.58%	0.71%
As a percentage of total performing loans	0.72	0.58	0.71
Total loans	$70,955	$68,665	$50,754
Total performing loans	70,862	68,593	50,672
Allowance for credit losses for unfunded credit commitments (1)	224	175	120
As a percentage of total unfunded credit commitments	0.44%	0.39%	0.33%
Total unfunded credit commitments (2)	$50,678	$44,685	$36,385

(1)The “allowance for credit losses for unfunded credit commitments” is included as a component of “other liabilities.”
(2)Includes unfunded loan commitments and letters of credit.

Use of Non-GAAP Financial Measures
To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures (including, but not limited to, non-GAAP core fee income, non-GAAP SVB Securities revenue, non-GAAP core fee income plus non-GAAP SVB Securities revenue, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests in non-marketable securities and non-GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.
We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. In the financial tables below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.
Additionally, from time to time, we may make reference to the non-GAAP financial metric of Core EPS in our earnings call and other investor presentations. Non-GAAP Core EPS consists of our net income available to common stockholders less gains or losses on investment securities, equity warrant assets and income and expenses related to SVB Securities, net of tax, divided by our diluted weighted average common shares outstanding. Our management believes this measure to be a useful assessment of our performance as it relates to our core business because it excludes certain financial items where performance is typically subject to market or other conditions beyond our control. A reconciliation of Core EPS to the closest corresponding GAAP measure is not available with respect to future goals due to our inability to provide a quantitative reconciliation to such measure.
In particular, in this press release, we use certain non-GAAP measures that exclude the following from net income and certain other financial line items in certain periods:
•Income and expense attributable to noncontrolling interests — As part of our funds management business, we recognize the entire income or loss from certain funds where we own less than 100 percent. We are required under GAAP to consolidate 100 percent of the results of certain SVB Capital funds. The relevant amounts attributable to investors other than us are reflected under “Net Income Attributable to Noncontrolling Interests.” Our net income available to common stockholders/certain financial line items include only the portion of income or loss related to our ownership interest.
In addition, in this press release, we use certain non-GAAP financial ratios and measures that are not required by GAAP or exclude certain financial items from calculations that are otherwise required under GAAP, including:
•Non-GAAP non-marketable and other equity securities, net of investments in qualified affordable housing projects and noncontrolling interests — This measure represents non-marketable and other equity securities but excludes qualified affordable housing projects and noncontrolling interests. We exclude qualified affordable housing projects as they are not subject to the same market volatility as our other non-marketable and other equity securities. We also exclude noncontrolling interests as we are required to consolidate 100 percent of the results of certain SVB Capital funds with the relevant amounts attributable to investors, other than us, included in "Noncontrolling interests" within our total equity.
•Non-GAAP core fee income plus SVB Securities revenue — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Non-GAAP core fee income — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control, as well as our non-GAAP SVB

Securities revenue, and represents client investment fees, wealth management and trust fees, foreign exchange fees, credit card fees, deposit service charges, lending related fees and letters of credit and standby letters of credit fees. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Non-GAAP SVB Securities revenue — This measure represents noninterest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control, as well as our non-GAAP core fee income, and represents investment banking revenue and commissions. We do not provide our outlook for the expected full year results for these excluded items, which include net gains or losses on investment securities, net gains or losses on equity warrant assets and other noninterest income items.
•Tangible common equity, or tangible book value, to tangible assets ratio; tangible common equity to risk-weighted assets ratio — These ratios are not required by GAAP or applicable bank regulatory requirements and are used by management to evaluate the adequacy of our capital levels. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets are calculated by assigning assets and off-balance sheet items to broad risk categories. Our ratios are calculated by dividing total SVBFG stockholders’ equity, by total assets or total risk-weighted assets, as applicable, after reducing amounts by acquired intangibles, if any.

	Three months ended					Six months ended
Non-GAAP core fee income plus SVB Securities revenue, non-GAAP SVB Securities revenue and non-GAAP core fee income (Dollars in millions)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
GAAP noninterest income	$362	$517	$561	$672	$761	$879	$1,505
Less: gains on investment securities, net	(157)	85	100	189	305	(72)	472
Less: net gains on equity warrant assets	17	63	69	147	122	80	344
Less: other noninterest income	67	21	31	25	42	88	72
Non-GAAP core fee income plus SVB Securities revenue	435	348	361	311	292	$783	$617
Investment banking revenue	125	93	124	90	103	218	245
Commissions	24	25	21	17	17	49	41
Less: non-GAAP SVB Securities revenue	149	118	145	107	120	$267	$286
Non-GAAP core fee income	$286	$230	$216	$204	$172	$516	$331

	Three months ended					Six months ended
Non-GAAP net gains on investment securities, net of noncontrolling interests (Dollars in millions)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
GAAP net gains on investment securities	$(157)	$85	$100	$189	$305	$(72)	$472
Less: income/(loss) attributable to noncontrolling interests, including carried interest allocation	(20)	18	14	88	113	(2)	138
Non-GAAP net gains on investment securities, net of noncontrolling interests	$(137)	$67	$86	$101	$192	$(70)	$334

	Period-end balances at
SVB Financial Group tangible common equity, tangible assets and risk-weighted assets (Dollars in millions, except ratios)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
GAAP SVBFG stockholders’ equity	$15,918	$15,980	$16,236	$14,300	$11,667
Less: preferred stock	3,646	3,646	3,646	2,064	2,064
Less: intangible assets	523	529	535	500	200
Plus: net deferred taxes on intangible assets	24	26	26	25	—
Tangible common equity	$11,773	$11,831	$12,081	$11,761	$9,403
GAAP total assets	$214,389	$220,355	$211,478	$190,996	$163,399
Less: intangible assets	523	529	535	500	200
Plus: net deferred taxes on intangible assets	24	26	26	25	—
Tangible assets	$213,890	$219,852	$210,969	$190,521	$163,199
Risk-weighted assets	$108,603	$104,678	$100,812	$92,511	$78,231
Tangible common equity to tangible assets	5.50%	5.38%	5.73%	6.17%	5.76%
Tangible common equity to risk-weighted assets	10.84	11.30	11.98	12.71	12.02

	Period-end balances at
Silicon Valley Bank tangible common equity, tangible assets and risk-weighted assets (Dollars in millions, except ratios)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Tangible common equity	$15,117	$14,299	$14,795	$13,404	$10,428
Tangible assets	$211,545	$217,530	$208,576	$188,329	$161,197
Risk-weighted assets	$106,343	$101,600	$98,214	$89,477	$75,795
Tangible common equity to tangible assets	7.15%	6.57%	7.09%	7.12%	6.47%
Tangible common equity to risk-weighted assets	14.22	14.07	15.06	14.98	13.76